UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On July 17, 2019, the Registrant issued a press release announcing a dividend and the results for the quarter ended June 30, 2019. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2019, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Brandon C. Lorey as a new director of the Company and its subsidiary bank, Bank of Clarke County (the “Bank”), effective immediately. Mr. Lorey was recently appointed as President and Chief Executive Officer of the Company and the Bank, effective July 8, 2019, and was appointed as a director of the Company and the Bank pursuant to his employment agreement, dated July 10, 2019, with the Company.

As an inside director, Mr. Lorey is not expected to receive any compensation for his service as a director. The Company does not anticipate appointing Mr. Lorey as a member of any committees of the Board of Directors of the Company.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Press release dated July 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2019

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Senior Vice President and CFO

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